PREFERRED                                                              EXHIBIT B


                            Form of Right Certificate
                        Certificate No. R-_______________

                  RIGHTS NOT EXERCISABLE AFTER  DECEMBER  10,
                  2009,  OR   EARLIER  IF  REDEEMED   BY  THE
                  CORPORATION.  THE  RIGHTS  ARE  SUBJECT  TO
                  REDEMPTION AT $.000l PER RIGHT ON THE TERMS
                  SET FORTH IN THE RIGHTS AGREEMENT.

                                Right Certificate
                           NeoMedia Technologies, Inc.

         This certifies that _______________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 10, 1999 (the "Rights Agreement "), between NeoMedia Technologies, Inc., a Delaware corporation (the "Corporation"), and American Stock Transfer and Trust Company (the "Rights Agent"), to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., Eastern Standard time, on December 10, 2009, unless the Rights evidenced hereby shall have been previously redeemed by the Corporation at the principal office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Preferred Stock, $.01 par value (the "Preferred Shares"), of the Corporation, at a purchase price of $100.00 per one one-hundredth of a Preferred Share (the "Purchase Price") upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of December 10, 1999, based on the Preferred Shares as constituted at such date.

         Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person or Adverse Person, Associate or Affiliate who becomes a transferee after the Acquiring Person or Adverse Person becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person or Adverse Person, or Associate or Affiliate thereof who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

         As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Corporation and the principal office or offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares or other securities as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $.0001 per Right (subject to adjustment as provided in the Rights Agreement) payable in cash.

         No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are one-hundredth or integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Corporation, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.










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


         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as any of the rights of a stockholder of the Corporation or any right to vote for the directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS  the  facsimile   signature  of  the  proper  officers  of  the
Corporation and its corporate seal. Dated as of ___________________________.

[SEAL]
                                             ISSUER:
ATTEST:
                                             NEOMEDIA TECHNOLOGIES, INC.

By:____________________________              By:_____________________________
         Name:                                         Name:
         Title:                                        Title:


COUNTERSIGNED:


By:____________________________
         Authorized Signatory
         Name:
         Title:







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


            ________________________________________________________

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)

         FOR VALUE RECEIVED, ________________________ hereby sells, ssigns and transfers unto ___________________________________________________________
                         (Please print name and address of transferee)
________________________________________________________________________________

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:_____________________                      ______________________________
                                                 Signature

Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

         The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or Adverse Person, or an Affiliate or Associate thereof (as such terms are defined in the Right Agreement) and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or Adverse Person, or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).


                                                 ______________________________
                                                 Signature









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

           ___________________________________________________________

                          FORM OF ELECTION TO PURCHASE

              (To be executed by the registered holder if such holder desires to exercise Rights represented by the Right Certificate.)

To the Rights Agent:

         The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Right Certificate to purchase the Preferred Shares, Common Shares or other securities issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares, Common Shares or other securities be issued in the name of:

                  ____________________________________________

                  ____________________________________________

                  ____________________________________________

                  ____________________________________________
                    (Please print name and address and insert
                  social security or other identifying number)

         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

                  ____________________________________________

                  ____________________________________________

                  ____________________________________________

                  ____________________________________________
                    (Please print name and address and insert
                  social security or other identifying number)


Dated:________________________              _______________________________
                                            Signature

Signature Guaranteed:








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


         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

         The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or Adverse Person, or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or Adverse Person, or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).


                                                 ______________________________
                                                 Signature



               __________________________________________________


                                     NOTICE

         The signature on the foregoing Forms of Assignment and Election and certificates must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Corporation and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or Adverse Person, or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.







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